                                                                      Exhibit 21


COMPANY LEGAL NAME:                                       LOCATION:

PHOENIX INTERNATINAL LIFE SCIENCES INC.                   MONTREAL, CANADA
PHOENIX INTERNATIONAL LIFE SCIENCES (U.S.) INC.           CINCINNATI, US
PHOENIX INTERNATIONAL LIFE SCIENCES (IBRD) INC.           IRVINE, CA, USA
PHOENIX INTERNATIONAL LIFE SCIENCES (ICCR) INC.           NEPTUNE, NEW JERSEY
PHOENIX INTERNATIONAL FRANCE SA                           FRANCE, EUROPE
PHOENIX INTERNATIONAL PHARMACOLOGY SA                     FRANCE, EUROPE
PHOENIX INTERNATIONAL EUROPE                              BELGIUM, EUROPE
ITEM HOLDING SA                                           FRANCE, EUROPE
ITEM INTERNATIONAL SARL                                   FRANCE, EUROPE
PHOENIX INTERNATIONAL LIFE SCIENCES ESPANA SA             SPAIN, EUROPE
METI MADRID SA                                             SPAIN, EUROPE
PHOENIX INTERNATIONAL GB LIMITED                          UK, EUROPE
PHOENIX INTERNATIONAL LIFE SCIENCES WUPPERTAL GmBH        WUPPERTAL, EUROPE
PHOENIX INTERNATIONAL ITALIA SRL                          ITALY, EUROPE
PHOENIX INTERNATIONAL ROMANIA SRL                         ROMANIA, EUROPE
PHOENIX INTERNATIONAL MUNCHEN GmbH
MCKNIGHT LABORATORIES GmbH                                GERMANY, EUROPE
INSTITUT FUR KLINISHE PHARMAKOLOGIE GmbH (IPHAR)          GERMANY, EUROPE
PHOENIX INTERNATIONAL SWITZERLAND AG                      WANGEN, EUROPE
ANAWA TRADING AG                                          WANGEN, EUROPE
ANAWA HOLDING AG                                          SWITZERLAND, EUROPE
CLINSERVE AG                                              FRIBOURG, EUROPE
CLINSERVE GmbH                                            HAMBURG, EUROPE
HUMAN BIOLOGICS INTERNATIONAL INC.                        NEVEDA, USA
CLINIC D'ENCRONOLOGIE GODIN & ST.PIERRE                   MTL, CANADA
INSTITUTE FUR PHARMAKODYNAMISCHE FORSCHUNG                MUNICH, GERMAY
